UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2010

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Spectrum Brands, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”) on Friday, June 11, 2010 for which the board of directors of the Company solicited proxies. At the Meeting, the stockholders of the Company voted on the following proposal described in the Company’s proxy statement/prospectus, dated May 11, 2010.

The stockholders of the Company adopted the Agreement and Plan of Merger, dated as of February 9, 2010, as amended, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp., and Grill Merger Corp. as follows:

(i) All outstanding shares of the Company’s common stock entitled to vote (including the shares of Harbinger Capital Partners Master Fund I, Ltd. and two of its affiliates, Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”)):

FOR	AGAINST	ABSTAIN
28,152,887	1,050,887	5,915

(ii) All outstanding shares of the Company’s common stock entitled to vote (excluding the shares of the Harbinger Parties acquired after February 9, 2010):

FOR	AGAINST	ABSTAIN
16,099,068	1,050,887	5,915

Item 8.01	Other Events.

On June 11, 2010, the Company issued a press release with the results of the Meeting. The press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ John T. Wilson
Name:	John T. Wilson
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 11, 2010